Exhibit 99.1

ACON S2 Acquisition Corp. to Transfer Common Stock and Warrants to NYSE

September 28, 2021 — ACON S2 Acquisition Corp. (NASDAQ: STWO) (“STWO” or the “Company”) announced today that, upon consummation of its pending business combination with ESS Tech, Inc. (“ESS” or “ESS Inc.”) (the “Business Combination”), it intends to list its common shares and warrants on the New York Stock Exchange (the “NYSE”) under the ticker symbols “GWH” and “GWH.W,” respectively. The decision to list on the NYSE was made in consideration of the Business Combination and enables the post-business combination company, ESS Tech, Inc., to be listed alongside comparable companies that are also listed on the NYSE. Trading is currently expected to begin on the NYSE on or about October 11, 2021 following the consummation of the Business Combination, which is currently expected to occur on October 8, 2021, subject to final shareholder approval at STWO’s extraordinary general meeting on October 5, 2021, and satisfaction of other customary closing conditions. Until the Business Combination is complete, STWO’s Class A ordinary shares, warrants and units will continue to trade under the ticker symbols “STWO,” “STWOW” and “STWOU,” respectively, on The Nasdaq Capital Market (“Nasdaq”). The NYSE listing and Nasdaq delisting are subject to the closing of the Business Combination and fulfillment of all NYSE listing requirements. STWO expects the last day of trading on Nasdaq to be on or about October 8, 2021.

As previously announced, the Company will hold the extraordinary general meeting at 10:30 a.m., Central Time, on October 5, 2021, at the offices of Kirkland & Ellis LLP located at 609 Main Street, Houston, TX 77002, and via live webcast at https://www.cstproxy.com/acon/sm2021. The Proxy Statement/Prospectus with respect to the Business Combination, together with a proxy card for voting, has been mailed to the Company’s shareholders. Shareholders are encouraged to attend the extraordinary general meeting and to vote as soon as possible by signing, dating and returning the proxy card enclosed with the Proxy Statement/Prospectus. If you have any questions, please contact Okapi Partners, our proxy solicitor, by calling (877) 285-5990, or banks and brokers can call collect at (212) 297-0720, or by emailing info@okapipartners.com.

About ACON S2 Acquisition Corp.

STWO is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. STWO has a focus on businesses that employ a strategic approach to sustainability; that is, a business whose pursuit of sustainability—environmental, social and/or economic—is core to driving its performance and success. STWO’s sponsor is an affiliate of ACON Investments, L.L.C.

About ACON Investments, L.L.C.

ACON Investments, L.L.C., headquartered in Washington, DC, is an international private equity firm investing in North America, Latin America and Europe. Founded in 1996, ACON Investments, L.L.C. has managed approximately $6 billion of capital to date and has professionals in Washington, DC, Los Angeles, Mexico City, São Paulo, Bogotá and Madrid. For more information, visit www.aconinvestments.com.

About ESS Inc.

ESS Inc. designs, builds and deploys environmentally sustainable, low-cost, iron flow batteries for long-duration commercial and utility-scale energy storage applications requiring from 4 to 12 hours of flexible energy capacity. The Energy Warehouse™ and Energy Center™ use earth-abundant iron, salt, and water for the electrolyte, resulting in an environmentally benign, long-life energy storage solution for the world’s renewable energy infrastructure. Established in 2011, ESS Inc. enables project developers, utilities, and commercial and industrial facility owners to make the transition to more flexible non-lithium-ion storage that is better suited for the grid and the environment. For more information visit www.essinc.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Important Information About the Proposed Business Combination and Where to Find It

STWO has filed, and the SEC has declared effective, a registration statement on Form S-4 containing a definitive proxy statement/prospectus of STWO relating to the proposed Business Combination. STWO has mailed the definitive proxy statement/prospectus and other relevant documents to its shareholders. Investors, STWO’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus in connection with STWO’s solicitation of proxies for the General Meeting to be held to approve the Business Combination as these materials will contain important information about ESS and STWO and the proposed Business Combination. The definitive proxy statement/prospectus has been mailed to the shareholders of STWO as of the record date of August 16, 2021; shareholders that hold their shares in registered form are entitled to vote their shares held on the date of the meeting. Shareholders are also able to obtain copies of the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to: 1133 Connecticut Avenue NW, Ste. 700 Washington, DC 20036.

Participants in the Solicitation

STWO and its directors and executive officers may be deemed participants in the solicitation of proxies from STWO’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in STWO are included in the definitive proxy statement/prospectus for the proposed Business Combination and are available at www.sec.gov.

ESS and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of STWO in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination are included in the definitive proxy statement/prospectus for the proposed Business Combination.

Contacts

For ESS Inc.:

Investors:

Erik Bylin

investors@essinc.com

Media:

Gene Hunt

Trevi Communications, Inc.

978.750.0333 x.101

gene@trevicomm.com

For ACON S2 Acquisition Corp.:

Emily Claffey/Julie Rudnick/Kevin Siegel

Sard Verbinnen & Co

STWO-SVC@sardverb.com

Okapi Partners:

Bruce Goldfarb / Chuck Garske / Christian Jacques

(212) 297-0720

Info@okapipartners.com

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